UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                                November 15, 2001
                   Date of Report (Date of earliest reported)

                            THE X CHANGE CORPORATION
               (Exact name of registrant as specified in charter)

            Nevada                     002-41703             51-0356301
(State of incorporation or other   (Commission File         (IRS Employer
         jurisdiction)                  Number)           Identification No.)

                   48 S.W. 16th Street, Dania Beach, FL 33004
                    (Address of principal executive offices)

                                 (954) 927-0034
               Registrant's telephone number, including area code

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ITEM 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 4, 2001, the Company rescinded its acquisition of the X-Change Corporation from Mr. Cary Grant. As a result, the Company on November 15, 2001, formally moved to retain its previous certifying accountant, Robison, Hill & Co. ("Robison, Hill"). Although, as a result of the rescission the appointment of Stefanou & Company LLP ("Stefanou") is no longer considered to have been a valid act of the Company, the Company has now officially informed Robison, Hill and Stefanou of the matter. Stefanou performed no audits for the Company and made no reports on the financial statements of the Company.

The decision to maintain its relationship with Robison, Hill was approved by the Company's Board of Directors. During the years ended December 31, 2000 and 1999, and the subsequent interim period through November 14, 2001, the Company has not had any disagreements with Stefanou on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has again engaged Robison, Hill as its certifying accountant for the Company's fiscal year ending December 31, 2001. The Company had not consulted Stefanou previously.

Stefanou's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

Item 7.  Financial Statements and Exhibits.

Exhibit No.
------------

16 Letter from Stefanou & Company LLP to the Commission dated November 15, 2001.

ITEM 8.  CHANGE IN YEAR END
The act on September 25, 2001, of the Board of Directors of the Company approving a change in the Company's fiscal year end from December 31 to March 31 was also formally rescinded on November 14, 2001. The Company will file a Form 10-KSB as of and for the period ended December 31, 2001.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized

Date:  November 15, 2001

/s/ W. Steven Garrett
-----------------------
Steven Garrett, President